                                                  EXHIBIT 23
                INDEPENDENT ACCOUNTANTS' CONSENT
                --------------------------------

The Board of Directors and Shareholders
UNC Incorporated:


     We consent to the incorporation by reference in the registration statements of UNC Incorporated on Form S-8 (File No. 33-37585, No. 33-37586, No. 33-41703, No. 33-41704, No. 2-99656, and No. 33-55193) of our report dated
February 14, 1997, on our audits of the consolidated financial statements and the financial statement schedule of UNC Incorporated and Subsidiaries as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



                                   COOPERS & LYBRAND L.L.P.

Washington, D.C.
March 21, 1997